UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(AMENDMENT NO.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

SCPIE HOLDINGS INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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[SCPIE Letterhead]

October 19, 2007

By Facsimile and Federal Express

Joseph Stilwell

26 Broadway, 23rd Floor

New York, New York 10004

Dear Mr. Stilwell:

Your letter of October 18, 2007 is factually incorrect. The “face” value of the two highest remaining bids considered at the Board meeting on October 15, 2007 pursuant to their respective contractual terms as of October 12, 2007, the trading day immediately prior to the meeting of the Board of Directors, was $28.00. Mr. Zuk’s statement to this effect on the October 17, 2007 conference call was factually correct. Moreover, Mr. Zuk took pains to put the description of the stock bid in the correct context – namely the value of the stock consideration offered was to be based on a 20 day moving average to be determined at a future date, and so, by its nature, was indeterminable at the time of the meeting of the Board of Directors.

As you know, the board took into consideration various factors in evaluating which of the bids received was the superior proposal. These factors will be summarized in SCPIE’s proxy statement for the special meeting of SCPIE’s stockholders to vote on the merger.

Now that you understand the facts, we are confident that you will not make such incorrect statements in the future.

Sincerely yours,

/s/ Dr. Mitchell S. Karlan

Copies to:	Julian Kleindorfer, Esq., Latham & Watkins

Jeffrey Riedler, Esq.

Mary Kosterlitz, Esq.

        Securities and Exchange Commission

Additional Information About the Merger and Where to Find It

In connection with the merger, SCPIE intends to file relevant materials with the Securities and Exchange Commission (SEC), including a proxy statement. INVESTORS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE DOCTORS COMPANY, SCPIE AND THE MERGER. The proxy statement and other relevant materials (when they become available) and any other documents filed by SCPIE with the SEC may be obtained free of charge at the SEC’s website at http://www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by contacting SCPIE’s communications department at SCPIE Holdings Inc., 1888 Century Park East, Suite 800, Los Angeles, California 90067-1712, or by accessing the SCPIE’s website (www.scpie.com) and clicking on the Investors/Media section. Investors are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

SCPIE and its executive officers and directors may be deemed to be participating in the solicitation of proxies in connection with the merger. Information about the executive officers and directors of SCPIE and the number of shares of SCPIE’s common stock beneficially owned by such persons is set forth in the proxy statement for SCPIE’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2007, and in the reports filed by the executive officers and directors under Section 16 of the Securities Exchange Act of 1934, as amended, since such date. Investors may obtain additional information regarding the direct and indirect interests of SCPIE and its executive officers and directors in the merger by reading the proxy statement regarding the merger when it becomes available.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.